UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

SEVCON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road Southborough, MA	01772
(Address of principal executive offices)	(zip code)

(508) 281-5510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On September 27, 2017, Sevcon, Inc., a Delaware corporation (“Sevcon”), terminated both the Loan Agreement dated May 22, 2017, by and between Sevcon and FrontFour Capital Group, LLC and the Loan Agreement dated January 27, 2016 by and between Sevcon and Banca Monte dei Paschi di Siena S.p.A, (“MPS”), as amended. All amounts owed under both Loan Agreements were repaid, satisfied and discharged in full, and the security interests related to the MPS Loan Agreement were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 27, 2017, BorgWarner Inc., a Delaware corporation (“BorgWarner”), completed the previously announced acquisition of Sevcon via the merger of Slade Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of BorgWarner (“Merger Sub”), with and into Sevcon (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of July 14, 2017, by and among BorgWarner, Merger Sub and Sevcon (the “Merger Agreement”).

At the effective time of the Merger, each share of Sevcon’s common stock, par value $0.10 per share, issued and outstanding immediately prior to the effective time (excluding shares held by BorgWarner, Merger Sub, Sevcon or any of their respective subsidiaries) was automatically cancelled and converted into the right to receive $22.00 in cash, and each share of Sevcon’s Series A convertible preferred stock, par value $0.10 per share, issued and outstanding immediately prior to the effective time (excluding shares held by BorgWarner, Merger Sub, Sevcon or any of their respective subsidiaries) was automatically cancelled and converted into the right to receive $66.00 in cash, in each case without interest and less any applicable taxes required to be withheld. Sevcon will also pay dividends on the preferred stock accrued to the effective time of the Merger. Also at the effective time, Sevcon repurchased all the outstanding warrants to purchase its common stock for amounts based on the common stock merger consideration. The merger price was funded by BorgWarner through borrowings under its existing commercial paper program.

The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Sevcon’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2017, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2017, in connection with the Merger, Sevcon notified the NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed and requested that trading of Sevcon common stock on NASDAQ be halted as of the close of business on September 27, 2017. Sevcon also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Sevcon common stock from NASDAQ and the deregistration of the Sevcon common stock under Section 12(b) of the Exchange Act. Sevcon intends to file a Form 15 with the SEC to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03(a) and (b) is incorporated herein by reference.

As of the effective time of the Merger, Sevcon’s shareholders immediately prior to such effective time ceased to have any rights as shareholders of Sevcon (other than their right to receive the applicable merger consideration).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 5.02(d) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As of the effective time of the Merger, pursuant to the terms of the Merger Agreement, Ronald T. Hundzinski, Thomas J. McGill and John J. Gasparovic became the members of the board of directors of Sevcon, replacing the prior members of the board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 22, 2017, the amended and restated certificate of incorporation of Sevcon, as amended to date, was further amended by adding, immediately after Section 7(e) of Article FOURTH.II, Section 7 thereof, the following:

(f) Notwithstanding anything to the contrary contained herein, in connection with the merger contemplated by that certain Agreement and Plan of Merger, dated as of July 14, 2017 (as amended in accordance with its terms, the “Merger Agreement”), by and among BorgWarner Inc., Slade Merger Sub Inc. and the Corporation, each share of Series A Preferred shall be converted into the right to receive the applicable Per Preferred Share Merger Consideration set forth in the Merger Agreement, in accordance with the terms and subject to the conditions set forth therein.

(b) On September 27, 2017, at the effective time of the Merger, the amended and restated certificate of incorporation of Sevcon, as so amended, was further amended in its entirety, and the bylaws of Sevcon were amended in their entirety, to be in the forms of Exhibits 3.1 and 3.2 hereto, respectively, which documents are incorporated herein by reference.

(c) On September 27, 2017, as of the effective time of the Merger, Sevcon’s fiscal year end was changed to December 31.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 22, 2017, Sevcon held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement. More information on each of these proposals is contained in Sevcon’s definitive proxy statement for the Special Meeting filed with the SEC on August 21, 2017.

As of August 15, 2017, the record date for the Special Meeting, there were 5,693,408 shares of common stock outstanding and entitled to vote, each of which was entitled to one vote on each proposal at the Special Meeting, and there were 421,084 shares of Series A convertible preferred stock outstanding and entitled to vote, each of which was entitled to one vote on the Charter Amendment Proposal, as described below, at the Special Meeting. At the Special Meeting, holders of 5,070,737 shares of common stock, representing approximately 89% of the outstanding shares of common stock entitled to vote, and holders of 353,844 shares of Series A convertible preferred stock, representing approximately 84% of the outstanding shares of Series A convertible preferred stock entitled to vote, were present in person or by proxy, which constituted a quorum to conduct business.

At the Special Meeting, the following proposals were considered and voted on, each of which was approved by the requisite vote of Sevcon’s stockholders. The vote for each proposal was as follows:

1. Proposal to approve and adopt the Merger Agreement (the “Merger Agreement Proposal”)

Holders of common stock:

For	Against	Abstain
5,061,308	6,429	3,000

2. Proposal to approve and adopt an amendment to Sevcon’s amended and restated certificate of incorporation to provide that, at the effective time of the Merger, each holder of Series A convertible preferred stock would be entitled to receive the consideration provided for in the Merger Agreement for each share owned by such holder (the “Charter Amendment Proposal”).

Holders of common stock:

For	Against	Abstain
5,056,584	8,129	6,024

Holders of Series A convertible preferred stock:

For	Against	Abstain
338,017	122	15,705

3. Proposal to approve, by non-binding advisory vote, compensation that will or may become payable by Sevcon to its named executive officers in connection with the Merger.

Holders of common stock:

For	Against	Abstain
4,821,181	209,142	40,413

Because the Merger Agreement and Charter Amendment Proposals were approved, a proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there were insufficient votes to approve and adopt the Merger Agreement Proposal and/or the Charter Amendment Proposal at the time of the Special Meeting was not needed and, therefore, no vote was taken on that proposal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Sevcon, Inc.

3.2	Bylaws of Sevcon, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sevcon, Inc.

Dated: September 27, 2017	By:	/s/ Matt Boyle
Matt Boyle
President and CEO